Exhibit 10.24

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of __________, 2018, by and between Adial Pharmaceuticals, Inc., a Delaware corporation, with headquarters located at 1180 Seminole Trail, Charlottesville, Virginia 22901 (the “Company”), and ____________ with an address at _________________________________ (the “Investor”).

WHEREAS:

A. The Company and the Investor are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC” or “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

B. The Investor desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement an 18% senior secured promissory note of the Company, in the form attached hereto as Exhibit A, in the principal amount set forth on the signature page of this Agreement (the “Secured Note”). The Company’s obligations under the Secured Note are secured by the Security Agreement between the Company and the Investor, in the form attached hereto as Exhibit B (the “Security Agreement”).

NOW THEREFORE, the Company and the Investor hereby agree as follows:

1. PURCHASE AND SALE OF SECURED NOTE.

a. Purchase of Secured Note. On the Closing Date (as defined below), the Company shall issue and sell to the Investor, and the Investor agrees to purchase from the Company the Secured Note in the principal amount set forth on the signature page of this Agreement as provided in this Agreement. In addition, within three (3) business days of the consummation by the Company of a debt or equity financing in the amount of Two Million Dollars ($2,000,000) or more (the “Next Financing”), the Company shall issue to Investor: (i) a stock purchase warrant to purchase common stock, par value $0.001 per share, of the Company (or other security issuable if the next Qualified Financing is not a common stock financing) (the “Common Stock”) pursuant to the terms contained in the form attached as Exhibit C (the “Warrant”). At issuance of the Warrant, the number of Warrant Shares (as defined in the Warrant) purchasable under the Warrant shall be equal to 400% of the principal amount of the Secured Note divided by the price per share of Common Stock (or other security issuable if the next Qualified Financing is not a common stock financing) obtainable under the Next Financing (the “Next Financing Price”) and the Exercise Price (as defined in the Warrant) shall be equal to Next Financing Price; and (ii) the number of shares of Common Stock (or other security issuable if the next Qualified Financing is not a common stock financing) equal to the quotient of 400% of the principal amount of the Secured Note divided by the Next Financing Price (the “Commitment Shares”). This Agreement, the Secured Note, the Warrant and the Security Agreement are sometimes referred to herein as the “Transaction Documents”.

b. Form of Payment. On the Closing Date, (i) Investor shall pay the purchase price for the Secured Note set forth on the signature page of the Agreement (the “Purchase Price”) by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions, against delivery by the Company of the Secured Note and the Security Agreement, and (ii) the Company shall deliver the Secured Note and the Security Agreement, each duly executed on behalf of the Company, to the Investor, against delivery by the Investor of the Purchase Price.

c. Closing Date. Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Secured Note pursuant to this Agreement (the “Closing Date”) shall be 12:00 noon, Eastern Time on February 22, 2018 or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties.

2. INVESTOR’S REPRESENTATIONS AND WARRANTIES. Investor represents and warrants to the Company to Investor that:

a. Investment Purpose. As of the date hereof, the Investor is purchasing the Secured Note for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act.

b. Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

c. Reliance on Exemptions. The Investor understands that the Secured Note, the Warrant and the shares of Common Stock issuable upon exercise of the Warrant (such shares of Common Stock being referred to herein as the “Warrant Shares” and, collectively with the Secured Note and the Warrant, as the “Securities”) are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

d. Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

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e. Transfer or Re-sale. The Investor understands that (i) the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) the Investor shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”)) of the Investor who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(e) and who is an Accredited Investor, (d) the Securities are sold pursuant to Rule 144, and the Investor shall have delivered to the Company an opinion of counsel as set forth in clause (b), or (e) the Securities are sold pursuant to Regulation S under the 1933 Act (or a successor rule) (“Regulation S”), and the Investor shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration under the 1933 Act, which opinion shall be accepted by the Company; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) other than the piggy-back registration rights set forth in the Warrant, neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

f. Legends. The Investor understands that the Secured Note, the Warrant and, until such time as the Warrant Shares and Commitment Shares have been registered under the 1933 Act or otherwise may be sold pursuant to Rule 144, the Warrant Shares and Commitment Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED UNDER SUCH ACT, THE SUBSTANCE OF WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

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The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Securities upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Securities are registered for sale under an effective registration statement filed under the 1933 Act, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act, which opinion shall be accepted by the Company so that the sale or transfer is effected or (c) such holder provides the Company with reasonable assurances that such Securities can be sold pursuant to Rule 144 or Regulation S and a legal opinion to support such assurances. The Investor agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

g. Authorization; Enforcement. This Agreement and the other Transaction Documents have each been duly and validly authorized by the Investor. This Agreement and the other Transaction Documents have each been duly executed and delivered on behalf of the Investor, and constitute valid and binding agreements of the Investor, enforceable against the Investor in accordance with their terms.

h. Residency. The Investor is a resident of the jurisdiction set forth immediately below the Investor’s name on the signature page hereto.

i. Restrictions. The Investor hereby agrees not to sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by the Investor during the 180-day period following the effective date of the registration statement for the Company’s initial public offering (including, without limitation, to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto) (the “Lock-Up Period”); provided, that substantially all current holders, including all officers, directors and 5% holders, of the Company’s voting securities are bound by the same requirement during the Lock-Up Period. The obligations described in this Section 2(i) shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each certificate with a legend as substantially set forth below with respect to the shares of Common Stock subject to the foregoing restriction until the end of such 180-day period. To effect the above, the Investor agrees to execute a market stand-off agreement with the underwriters in the offering in customary form consistent with the provisions of this Section 2(i).

j. Non-reliance. The Investor acknowledges that the Company may not effect a public offering of its securities and the Investor’s decision to invest in the Company was made independent of and the Investor did not rely upon any public filings of the Company and investor had the opportunity to conduct its own diligence on the Company, including access to management and the Company’s books and records.

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3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Investor that:

a. Organization and Qualification. The Company and each of its Subsidiaries, if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

b. Authorization; Enforcement. The Company has all requisite corporate power and authority to enter into and perform this Agreement and the other Transaction Documents. This Agreement and the other Transaction Documents have each been duly and validly authorized by the Company. This Agreement and the other Transaction Documents have each been duly executed and delivered on behalf of the Company, and constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

c. Capitalization. The capitalization of the Company is as set forth on Schedule 3(c) attached hereto. The Company presently has 50,000,000 shares of Common Stock and 5,000,000 shares of preferred stock authorized, of which 4,074,856 shares of common stock are issued and outstanding. The Company owns all of the outstanding equity interests, if any, of each of its Subsidiaries, free and clear of any Liens, and there are no outstanding options, warrants or other securities exercisable for or convertible into equity interests of any Subsidiary of the Company.

d. Issuance of Shares. The Warrant Shares have been duly and validly authorized and reserved for issuance upon exercise of the Warrant and will, upon issuance, be duly and validly issued, fully paid and non-assessable. The Commitment Shares have been duly and validly authorized and reserved for issuance upon consummation of a Next Financing and will, upon issuance, be duly and validly issued, fully paid and non-assessable.

e. Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Warrant Shares and Commitment Shares.

f. Bad Actor Representation. None of the Company, any of its Subsidiaries, predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

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g. Litigation. There is no action, suit, proceeding, or investigation (including without limitation any suit, proceeding, or investigation involving the prior employment of any of employees of the Company or any Subsidiary, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers) pending or, to the best of the Company’s knowledge, currently threatened before any court, administrative agency, or other governmental body against the Company, any Subsidiary or any of their respective assets or properties. Neither the Company nor any Subsidiary is a party or subject to, and none of their respective assets is bound by, the provisions of any order, writ, injunction, judgment, or decree of any court or government agency or instrumentality. There is no action, suit, or proceeding by the Company or any Subsidiary currently pending or that the Company or any Subsidiary intends to initiate.

h. Disclosure. The Company has fully provided the Investor with all the information that the Investor has requested for deciding whether to purchase the Securities and all material information that is reasonably necessary to enable a reasonable Investor to make such decision. Neither this Agreement or the other Transaction Documents, nor any other agreements, statements or certificates made or delivered to Investor in connection herewith or therewith contains any untrue statement of a material fact or, when taken together, omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

i. Shell Company Status. During the previous twelve (12) months, the Company has not been a shell as such term is defined in Rule 144(i) under the 1933 Act.

j. Financial Statements. The consolidated financial statements of the Company and its Subsidiaries annexed hereto (the “Financial Statements”) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in the Financial Statements or the Notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnote or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments, which will not be material).

k. No Material Adverse Effect. Since December 31, 2017, neither the Company nor any Subsidiary has experienced or suffered any Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of this Agreement or the other Transaction Documents; (ii) a material adverse effect on the business, operations, properties, or financial condition of the Company, its Subsidiaries, individually, or in the aggregate and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company or any Subsidiary to perform any of their obligations under this Agreement or the other Transaction Documents in any material respect; or (iii) an adverse impairment to the ability of the Company or any Subsidiary to perform on a timely basis their obligations under this Agreement or the other Transaction Documents.

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l. No Undisclosed Liabilities. Except as shown on Schedule 3(l), neither the Company nor any Subsidiary has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) not reflected in the Financial Statements, other than those incurred in the ordinary course of the Company’s and any Subsidiary’s respective businesses since the date of the Financial Statements.

m. No Undisclosed Events or Circumstances. To the Company’s knowledge, no event or circumstance has occurred or exists with respect to the Company or any Subsidiary or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

n. Indebtedness. Other than as set forth on Schedule 3(n), the Financial Statements set forth all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary. For the purposes of this Agreement, “Indebtedness” shall mean (i) any liabilities for borrowed money or amounts owed (other than trade accounts payable incurred in the ordinary course of business); (ii) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same should be reflected in the consolidated balance sheet of the Company and its Subsidiaries (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (iii) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness and no event has occurred that could reasonably be expected to result in any such Indebtedness.

o. Title to Assets. The Company and its Subsidiaries each have good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by it that is material to the respective businesses of the Company and its Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefore in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties (liens referenced in subsection (i) and (ii) above are collectively referred to as "Permitted Liens"). Any real property and facilities held under lease by the Company or any Subsidiary are held by it under valid, subsisting and enforceable leases with which the Company or such Subsidiary is in compliance.

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p. Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company or any Subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary or any of their respective executive officers or directors in their capacities as such.

q. Compliance with Law. The Company and its Subsidiaries have all material franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals (collectively, “Permits”) necessary for the conduct of their respective business as now being conducted by it in compliance with applicable law and neither the Company or the applicable Subsidiary is in violation or breach of any such Permit.

r. Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in material violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default or material violation by the Company or any Subsidiary), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in material violation of, any indenture, or loan or credit agreement to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) is in material violation of any judgment, decree or order of any court, arbitrator or other governmental authority; or (iii) is or has been in material violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters.

s. Consents and Approvals. Neither the Company nor any Subsidiary is required: (a) under any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound; or (b) under federal, state, local or foreign law, rule or regulation, to obtain any consent, authorization or order of, or make any filing or registration with, any counterparty to any such indenture, loan or credit agreement or other agreement or instrument, or any court or governmental agency, in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents, or issue and sell the Secured Note, the Warrant, the Warrant Shares or the Commitment Shares in accordance with the terms hereof or thereof (other than (x) any consent, authorization or order that has been obtained as of the date hereof, (y) any filing or registration that has been made as of the date hereof or (z) any filings which may be required to be made by the Company with the Commission or state securities administrators subsequent to the Closing). The Company and its Subsidiaries have obtained all approvals of their respective board of directors and stockholders required in connection with their execution, delivery and performance of this Agreement and the other Transaction Documents and consummation of the transactions contemplated herein and therein, including the issuance and sale of the Secured Note, the Warrant, the Warrant Shares or the Commitment Shares.

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t. No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and its Subsidiaries and the consummation by the Company and its Subsidiaries of the transactions contemplated herein and therein do not and will not (i) materially violate any provision of their respective organizational documents, (ii) materially conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any Subsidiary is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, pledge, charge or encumbrance (collectively, “Lien”) of any nature on any property of the Company or any Subsidiary under any agreement or any commitment to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or by which any of its respective properties or assets are bound, or (iv) result in a material violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any Subsidiary or by which any property or asset of the Company, or any Subsidiary are bound or affected.

u. Taxes. Each of the Company and its Subsidiaries, to the extent applicable, has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it in compliance with applicable law, has paid or made provisions for the payment of all taxes shown to be due (other than payments being contested in good faith for which adequate provisions have been and are reflected in the consolidated financial statements of the Company and its Subsidiaries). None of the federal income tax returns of the Company or any Subsidiary have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal, state or foreign) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

v. Intellectual Property. Each of the Company and its Subsidiaries, owns or has the lawful right to use all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, if any, and all rights with respect to the foregoing (collectively, “Intellectual Property”), if any, which are necessary for the conduct of their respective business as now conducted, each of which is valid, subsisting and in full force and effect. To the knowledge of the Company, neither the Company nor any Subsidiary is infringing upon any Intellectual Property rights of any other person or entity and, to the Company’s knowledge, no other person or entity is infringing upon any Intellectual Property rights of the Company or any Subsidiary.

w. Books and Records Internal Accounting Controls. The books and records of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and its Subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company and its Subsidiaries. The Company and its Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

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x. Material Agreements. Any and all written or oral contracts, instruments, agreements, commitments, obligations, plans or arrangements, the Company or any of its Subsidiaries is a party to, that a copy of which would be required to be filed with the Commission as an exhibit to a registration statement (collectively, the “Material Agreements”), if the Company or any Subsidiary were registering securities under the 1933 Act, has previously been publicly filed with the Commission. Each of the Company and its Subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the Material Agreements, and neither has received any notice of material breach or default, and the Company and its Subsidiaries are not in material breach or default, under any Material Agreement and neither, to the Company’s knowledge, is any other party to any Material Agreement in material breach of, or default under, any Material Agreement.

y. Transactions with Affiliates. Except as disclosed in the Company’s filings with the Commission and herein, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other transactions between (a) the Company or any Subsidiary on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company or any Subsidiary, or any person owning more than 10% capital stock of the Company or any Subsidiary, or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

z. Brokers. The Company has taken no action which would give rise to any claim by any person or entity for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

aa. Private Placement and Solicitation. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 2, no registration under the 1933 Act is required for the offer and sale of the Securities by the Company to the Investor as contemplated hereby. Based in part on the accuracy of the representations of the Investor in Section 2, and subject to timely applicable Form D filings pursuant to Regulation D of the 1933 Act with the Commission and pursuant to applicable state securities laws, the offer, sale and issuance of the Securities to be issued pursuant to and in conformity with the terms of this Agreement, will be issued in compliance with all applicable federal and state securities laws. Neither the Company nor any of its Subsidiaries or other affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of any of the Secured Note, Warrant or Warrant Shares.

bb. Employees. Neither the Company nor any Subsidiary has any collective bargaining arrangements covering any of its employees. Since December 31, 2017, no officer, consultant or key employee of the Company or any Subsidiary has terminated or, to the knowledge of the Company, has any present intention of terminating, his or her employment or engagement with the Company or any Subsidiary.

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4. COVENANTS. While the Note is outstanding, the Company make the following covenants.

a. Best Efforts. The parties shall use their best efforts to satisfy timely each of the conditions described in Section 6 and 7 of this Agreement.

b. Blue Sky Laws. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Investor at the applicable closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Investor on or prior to the Closing Date.

c. Use of Proceeds. The Company shall use the proceeds from the sale of the Secured Note solely for general working capital purposes in the ordinary course of business, consistent with past practice, and shall not, directly or indirectly, use any of such proceeds for: (i) any distribution or dividend to any shareholder of the Company, (ii) payment of any bonus or other compensation to any officer, director or other employee of the Company or any Subsidiary (other than payment of salaries to employees in the ordinary course of business consistent with past practice), or (iii) the repayment of any Indebtedness of the Company or any Subsidiary.

d. Securities Compliance. The Company shall notify the Commission in accordance with its rules and regulations, of the transactions contemplated by this Agreement and the Transaction Documents, including filing a Form D with respect to the Securities, as required under Regulation D and applicable “blue sky” laws if such Securities are offered pursuant to Rule 506 of Regulation D and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Secured Note, the Warrant, the Warrant Shares and the Commitment Shares to the Investor or subsequent holders.

e. Liquidation. Subject to the terms of the other Transaction Documents, the Company covenants that it will take such further action as the Investor may reasonably request, all to the extent required from time to time to enable the Investor to sell the Securities without registration under the 1933 Act within the limitation of the exemptions provided by Rule 144 promulgated under the 1933 Act, as amended.

f. Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

g. Amendments. The Company will not and will not permit any Subsidiary to amend, modify or waive any term or provision of its organizational documents, or any shareholders agreement, other than amendments, modifications and waivers that are not materially adverse in any respect to the Investor and of which the Investor have received at least five (5) Business Days’ prior written notice.

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h. Other Agreements. The Company shall not and shall cause its Subsidiaries to not, enter into any agreement the terms of which would restrict or impair the ability of the Company or any Subsidiary to perform their obligations under this Agreement and the other Transaction Documents.

i. Disposition of Assets. While the Secured Note or any principal amount, interest, fees or other amounts due thereunder remains outstanding and unpaid, neither the Company nor any of its Subsidiaries shall sell, transfer or otherwise dispose of any of their material properties, assets and rights including, without limitation, its software and Intellectual Property, to any person except for (i) sales or non-exclusive licenses to customers in the ordinary course of business, (ii) sales or transfers between the Company and the Subsidiaries, (iii) disposition of obsolete or worn out equipment, or (iv) otherwise with the prior written consent of the Investor.

j. Most Favored Nation. While the Secured Note or any principal amount, interest or fees or expenses due thereunder remain outstanding and unpaid, the Company shall not enter into any public or private offering of its securities (including securities convertible into shares of Common Stock) with any individual or entity (an “Other Investor”) that has the effect of establishing rights or otherwise benefiting such Other Investor in a manner more favorable in any material respect to such Other Investor than the rights and benefits established in favor of the Investor by this Agreement or the Secured Note unless, in any such case, the Investor has been provided with written notice (the “Company Notice”) and no less than 10 days to exercise the right, but not the obligation, to exchange its rights and obligations hereunder (i.e. to the Securities) for the rights and obligations established with the Other Investor. In order to exercise such right, Investor shall send the Company a written notice of its exercise (the “Investor Notice”). If the Investor Notice is not received by the Company within ten (10) days of Investor’s receipt of the Company Notice, the rights under this Section shall terminate with respect to such offering of the Company’s securities. Notwithstanding the foregoing, this Section 4(k) shall not include: (i) securities issued in the Company’s initial public offering (including any warrants issued to the underwriters); (ii) the issuance and/or sale of securities by the Company in connection with a business acquisition, joint ventures or partnerships; (iii) the issuance by the Company of shares of common stock upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date of this Note; and (iv) the issuance of securities by the Company as compensation.

k. Sarbanes-Oxley Act. Except as disclosed in the Company’s filings with the Commission, the Company shall be in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder, as required under such Act.

l. No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the securities being offered or sold hereunder) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act.

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m. Legal Counsel Opinions. Upon the request of the Investor from time to time, the Company shall be responsible (at its cost) for promptly supplying to the Company’s transfer agent and the Investor a customary legal opinion letter of its counsel (the “Legal Counsel Opinion”) to the effect that the resale of the Warrant Shares or Commitment Shares by the Investor or its affiliates, successors and assigns is exempt from the registration requirements of the 1933 Act pursuant to Rule 144 (provided the requirements of Rule 144 are satisfied and provided the Warrant Shares or Commitment Shares are not then registered under the 1933 Act for resale pursuant to an effective registration statement). Should the Company’s legal counsel fail for any reason to issue the Legal Counsel Opinion, the Investor may (at the Company’s cost) secure another legal counsel to issue the Legal Counsel Opinion, and the Company will instruct its transfer agent to accept such opinion. The Company hereby agrees that it may never take the position that it is a “shell company” in connection with its obligations under this Agreement or otherwise.

n. Variable Rate Transactions. While the Secured Note or any principal amount, interest or fees or expenses due thereunder remain outstanding and unpaid, the Company shall be prohibited from effecting or entering into an agreement involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. The Investor shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

5. INDEMNITY.

a. General Indemnity. The Company agrees to indemnify and hold harmless the Investor (and its directors, officers, affiliates, managers, partners, members, shareholders, affiliates, agents, successors and assigns) (collectively, the “Investor Indemnified Parties”) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Investor Indemnified Parties as a result of any breach of the representations, warranties or covenants made by the Company herein or in any other Transaction Document. The Investor agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns (the “Company Indemnified Parties”) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Company Indemnified Parties as a result of any breach of the representations, warranties or covenants made by the Investor herein or in any other Transaction Document. The maximum aggregate liability of the Investor pursuant to its indemnification obligations under this Section 5 shall not exceed the Purchase Price paid by the Investor hereunder. In no event shall any “Indemnified Party” (as defined below) be entitled to recover consequential or punitive damages resulting from a breach or violation of this Agreement.

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b. Indemnification Procedure. Any Investor Indemnified Party or Company Indemnified Party entitled to indemnification under this Section 5 (an “Indemnified Party”) will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 5 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an Indemnified Party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the Indemnified Party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. In the event that the indemnifying party advises an Indemnified Party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnified Party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The Indemnified Party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party which relates to such action or claim. The indemnifying party shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall be liable for any settlement if the indemnifying party is advised of the settlement but fails to respond to the settlement within thirty (30) days of receipt of such notification. Notwithstanding anything in this Section 5 to the contrary, the indemnifying party shall not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnified Party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the Indemnified Party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Secured Note to the Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

a. The Investor shall have executed this Agreement and the other Transaction Documents and delivered the same to the Company.

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b. The Investor shall have delivered the Purchase Price in accordance with Section 1(b) above.

c. The representations and warranties of the Investor shall have been true and correct when made and be true and correct in all material respects as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the Closing Date.

d. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7. CONDITIONS TO INVESTOR’S OBLIGATION TO PURCHASE. The obligation of the Investor hereunder to purchase the Secured Note at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion:

a. The Company shall have executed this Agreement and the Secured Note and delivered the same to the Investor.

b. The representations and warranties of the Company shall have been true and correct when made and be true and correct in all material respects as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

c. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement or the other Transaction Documents.

d. No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company.

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8. GOVERNING LAW; MISCELLANEOUS.

a. Governing Law. THIS AGREEMENT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN MANHATTAN, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS AGREEMENT SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS’ FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

b. Counterparts; Signatures by Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

c. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

e. Entire Agreement; Amendments. This Agreement and the other Transaction Documents contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement of such waiver or amendment.

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f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five (5) days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company, to:	ADial Pharmaceuticals, LLC
1180 Seminole Trail
Charlottesville, Virginia 22901
Attention: William B. Stilley
Telephone: (212) 217-6725
Facsimile: (434) 422-9797

With a copy to:

Gracin & Marlow, LLP

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York 10174

Telephone No.: (212) 907-6457

Facsimile No.: (212) 208-4657

Attention: Leslie Marlow, Esq.
E-mail: lmarlow@gracinmarlow.com

If to the Investor, to the address set forth on the signature page. Each party shall provide notice to the other party of any change in address.

g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Investor shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(e), the Investor may assign its rights hereunder to any person that purchases Securities in a private transaction from the Investor or to any of its “affiliates,” as that term is defined under the 1934 Act, without the consent of the Company.

h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Investor and the Company have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

ADIAL PHARMACEUTICALS, INC.

By:
Name:	William B. Stilley
Title:	Chief Executive Officer

INVESTOR:

By:
Name:
Title:

Address:

Principal Amount of Note being Purchased: $ _________________

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SCHEDULES TO SECURITIES PURCHASE AGREEMENT

Schedule 3(c) – Capitalization

Capitalization Summary

Issuer	Adial Pharmaceutical, Inc.
Shares Outstanding[1]	4,074,856
Warrants[2, 3]	870,718 (WAEP $7.67)
Options	174,282 (Exercise price $5.70)
Initial Public Offering Shares[4]	1,400,000
Fully Diluted Shares Outstanding After IPO	6,519,856
Principal Shareholders[5]	Bankole A. Johnson (21.4%) Becker Specialty Corp. (9.2%) William B. Stilley (6.8%)

[1] Pro-forma including shares issuable for conversion of convertible notes and fulfillment of other obligations payable in shares; based on a realized IPO price of $10.00, the mid-range value of the $9.00 - $11.00 expected price range.
[2] Includes outstanding warrants and warrants issuable on consummation of the IPO.
[3] Weighted average exercise prices; rounded to the nearest $0.01.
[4] Based on a realized IPO price of $10.00.
[5] Beneficial ownership after the IPO, based on a realized IPO price of $10.00.

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Schedule 3(l) – Undisclosed Liabilities

In November 2017, we issued subordinated notes in the aggregate principal amount of $115,000 to certain of our directors and a consultant and received proceeds of $100,000 from said loans. The notes bear interest of 2% annually and the holders of the notes have the right to require repayment of 108.65% of the outstanding principal amount plus interest upon the Company receiving proceeds of $250,000 or more from the sale of its equity (or equivalent securities) or the issuance of debt. The note matures on May 20, 2018, and upon maturity $125,000 will be paid in full satisfaction of the principal and outstanding interest.

On January 29, 2018, the board of directors of the Company authorized engagement of Medical Translation Company, a firm controlled by Bankole Johnson, to translate a patent for filing in multiple jurisdictions in Europe. The total cost is approximately $67,000 paid on a payment schedule plus the issuance of approximately 22,435 common shares of the Company’s stock. Additionally, on January 29, 2018, the Company agreed that if it could not reimburse William Stilley for his payment of expenses on the Company’s behalf, that he could be paid on a similar payment scheduled if a number of shares of common stock similar to that issued to Medical Translation Company were issued to him, with such number be proportional to the amount unreimbursed.

Schedule 3(n) – Indebtedness

On February 22, 2018, the Company entered into a Settlement Agreement with FirstFire Global Opportunity Fund, LLC (“FirstFire”), a Delaware limited liability company, with its address at 1040 First Avenue, Suite 190, New York, NY 10022, pursuant to which the parties general releases to each other; upon the next financing of the Company, FirstFire is to be issued a common stock purchase warrant to acquire shares of common stock exercisable for a period of two years to purchase stock having an underlying value of $325,000 based on the price and securities of the Company’s next financing and with an exercise price equal to the price of the Company’s next financing and FirstFire is to be issued shares of the Company with a value equal to $50,000 based on the price and securities of the Company’s next financing; and FirstFire is to be paid $100,000 upon the occurrence of the next financing or upon repayment of the Secured Note.

Any other financing agreements of like tenor to the Transaction Documents issued pursuant to the financing of which this Agreement is part.

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Exhibit A

Form of Senior Secured Promissory Note

Reference is made to Exhibit 4.18 to the Registration Statement on Form S-1 (File Number 333-220368) of the Company, which is incorporated by reference.

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Exhibit B

Form of Security Agreement

Reference is made to Exhibit 4.19 to the Registration Statement on Form S-1 (File Number 333-220368) of the Company, which is incorporated by reference.

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Exhibit C

Form of Common Stock Warrant (Insider and Non-Insider)

Reference is made to Exhibit 4.20(a) and 4.20(b) to the Registration Statement on Form S-1 (File Number 333-220368) of the Company, which is incorporated by reference.

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